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                                                                     EXHIBIT 3.1
                          CORNERSTONE NATURAL GAS, INC.

                                    BY-LAWS,


                      AMENDED AND RESTATED:  AUGUST 9, 1994



                               ARTICLE 1:  OFFICES

     1.01 REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware and the Corporation's registered agent at such office shall be such place and person as may from time to time be determined by the Board of Directors of the Corporation and reflected in an appropriate filing with the Secretary of State of Delaware.

     1.02 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE 2:  STOCKHOLDERS

     2.01 PLACE OF MEETINGS. All meetings of the Stockholders shall be held at such time and place, within or without the State of Delaware, as may be designated for that purpose from time to time by the Board of Directors or the President.

     2.02 ANNUAL MEETING. An Annual Meeting of the Stockholders shall be held each year on a day during the month of May, to be selected by the Board of Directors. At the meeting, the Stockholders shall elect Directors and transact such other business as may be properly brought before the meeting.

     2.03 VOTING LIST. At least ten days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Stockholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Stockholder during the whole time of the meeting.

     2.04 SPECIAL MEETINGS. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute, the Certificate of Incorporation, any resolution adopted by the Board of Directors providing for the issuance of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation or these By-Laws, may be called by the President,


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Chairman of the Board or the Board of Directors.  Business transacted at a special meeting shall be confined to the subjects stated in the notice of the meeting.

     2.05 NOTICE. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the office or person calling the meeting, to each Stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     2.06 QUORUM. The holders of a majority of the shares issued and outstanding entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation, any resolution adopted by the Board of Directors providing for the issuance of any cash or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation or these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. Notice of adjournment of a meeting of Stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.07 MAJORITY VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Certificate of Incorporation, any resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

     2.08 METHOD OF VOTING. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, or the resolution or resolutions adopted by the Board of Directors providing for the issuance of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation, each Stockholder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon the liquidation or winding up of the Corporation shall be entitled at each meeting of Stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the


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resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each Stockholder of record Stockholders is entitled to one vote for each share of such stock, in each case, registered in such Stockholder's name on the books of the Corporation:

            (A) on the date fixed pursuant to Section 2.09 of Article 2 of these By-Laws as a record date for the determination of Stockholders entitled to notice of and to vote at meeting; or

            (B) if no such record date shall have been so fixed, then at the close of business on the next day preceding the date on which notice of such meeting is given, or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held.

     At any meeting of the Stockholders, every Stockholder having the right to vote may vote either in person, or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. A proxy shall become invalid after three (3) years after the date of its execution, unless otherwise provided in the proxy. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for Directors shall be by plurality vote.

     2.09 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. A determination of Stockholders entitled to notice of or to vote at a meeting provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     2.10 WAIVER OF NOTICE. Any notice required by law or these By-Laws may be waived by the person entitled to the notice by the execution of a written waiver of such notice or by appearing at any meeting of Stockholders without protest of or objection to the lack of notice to such person.

     2.11 CONDUCT OF MEETING. At every meeting of the Stockholders, the Chairman of the Board of Directors, the President, or in their absence, the Vice President designated by the Chairman of the Board or the President or, in the absence of such designation, a Chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the Stockholders of the Corporation present in person or by proxy and entitled to vote, shall act as Chairman. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the Stockholders. In the absence at such meeting of the Secretary or Assistant Secretary, the Chairman of the meeting may appoint another person to act as Secretary of the meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations and the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.


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     2.12   INSPECTORS.  Either the Board of Directors or, in the absence of a designation of inspectors by the Board, the Chairman of any meeting of Stockholders may, in its or such person's discretion, appoint two or more inspectors to act at any meeting of Stockholders. Such inspectors shall perform such duties as shall be specified by the Board or the Chairman of the meeting. Inspectors need not be the Stockholders. No Director or nominee for the office of Director shall be appointed such inspector.

                              ARTICLE 3:  DIRECTORS

     3.01 MANAGEMENT. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not (by statute or by the Certificate of Incorporation or by these By-Laws) directed or required to be exercised or done by the Stockholders. The Directors shall act only as a Board and an individual Director shall have no power as such.

     3.02 NUMBER; QUALIFICATION. Subject to any increases in the number of Directors constituting the whole Board of Directors necessary to permit the election of any directors by the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation upon the happening of any specified event described in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series. The Board of Directors shall consist of not less than seven (7) and not more than twelve (12) Directors, none of whom need be Stockholders or residents of any particular state. Subject to the foregoing, the exact number of Directors sitting on the Board of Directors at any particular time shall be established by a resolution of the Board of Directors.

     3.03 CHANGES IN NUMBER. The number of Directors may be increased to a number greater than twelve (12) or decreased to a number less than seven (7) from time to time by amendment to the By-Laws but no decrease shall have the
effect of shortening the term of any incumbent Director.   A Directorship to be
filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing until the next election of one or more Directors by the Stockholders, or may be filled by election at any annual or special meeting of the Stockholders called for that purpose. Notwithstanding the foregoing provisions of this Section 3.03, if, at any time, the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation shall have a right to elect one or more Directors of the Corporation as a result of the Corporation's failure to pay any required divided or redemption payment or for any other reason, the number of Directors constituting the whole Board of Directors shall be, without further action by the Board, increased by such number of Directors which such holders shall be entitled to elect and the terms and conditions under which such Directors shall be elected shall, subject to the provisions of the Certificate of Incorporation of the Corporation, be as set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock.

     3.04 ELECTION AND TERM OF OFFICE. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation to elect one or more Directors of


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the Corporation in the manner set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, Directors shall be elected annually by the Stockholders, except as provided in these By-Laws at Section 3.03 and Section 3.05. Except for Directors elected by a class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation, who shall have such terms of office as are provided in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, each Director shall hold office until his respective successor is elected, or until his death, resignation or removal.

     3.05 REMOVAL. Except for the removal of Directors who are elected by the holders of a class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation, who shall, except as provided by law, only be removed from office in the manner and for the reasons set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series of stock, any or all of the Directors may be removed, either for or without cause, at any meeting of Stockholders called expressly for that purpose, by the affirmative vote, in person or by proxy, of the holders of a majority of the shares then entitled to vote at an election of the Directors.

     3.06 VACANCIES. Except for the filling of a vacancy of a Director elected by the holders of shares of a class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation, which vacancy shall be filled in the manner set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. Such Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.07 NOMINATION AND ELECTION OF DIRECTORS. Nominations for the election of Directors may be made by the Board of Directors or by any Stockholder entitled to vote for the election of Directors at a meeting may nominate persons for election as Directors only if written notice as such Stockholder's intent to make such nomination as given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of Stockholders, 45 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of Stockholders for the election of Directors, at the close of business on the fifth day following the day on which notice of such meeting is first given to Stockholders. Each such notice shall set forth: (a) the name and address of the Stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Stockholder is a holder of record of stock of the Corporation and entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understanding between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the


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nomination of any person not made in accordance with the foregoing procedure.
Directors shall be elected by plurality vote. Notwithstanding the provisions of this Section 3.07, if, at any time, the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or redemption or upon liquidation or winding up of the Corporation shall have a right to elect one or more Directors of the Corporation as a result of the Corporation's failure to pay any required dividend or redemption payment or for any other reason, the terms and conditions under which such Directors shall be nominated and elected shall, subject to the provisions of the Certificate of Incorporation of the Corporation, be as set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock. If such resolution or resolutions does not provide for a mechanism for the nomination or election of Directors by the holders of such a class or series of stock, such Directors shall be nominated and elected in the manner provided in these By-Laws at Section 3.07.

     3.08 PLACE OF MEETING. All meetings of the Board of Directors may be held at the principal offices of the Corporation or at such place either within or without the State of Delaware as may be designated from time to time by the Board of Directors.

     3.09 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice immediately following each annual meeting of Stockholders of this Corporation and at such time and place as shall from time to time be determined by the Board of Directors. Notice of regular meetings need not be given.

     3.10 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or any Director on three (3) days notice to each Director, either personally or by mail or by telegram. Except as otherwise expressly provided by statute, or by the Certificate of Incorporation, or by these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     3.11 QUORUM; MAJORITY VOTE. At all meetings of the Board of Directors, a majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Certificate of Incorporation or by these By-Laws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.12 COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.

     3.13 CONDUCT OF MEETINGS. The Board of Directors shall keep regular minutes of its proceedings. The Chairman of the Board, or in his absence, any Director selected by the Directors present, shall preside at meetings of the Board of Directors. The Secretary of the Corporation, or in his absence, any Director selected by the Directors present, shall act as Secretary at meetings of the Board of Directors. The minutes shall be placed in the minute book of the Corporation.


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     3.14   ACTION WITHOUT MEETING.  Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or of any such committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

     3.15 PARTICIPATION IN MEETING BY MEANS OF COMMUNICATION EQUIPMENT. Any one or more members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board or of any such committee by means of conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at such meeting.

                               ARTICLE 4:  NOTICE

     4.01 METHOD. Whenever the statute, Certificate of Incorporation or these By-Laws, requires notice to be given to a Director or Stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the Director or Stockholder at the address appearing on the books of the Corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mail.

     4.02 WAIVER. Whenever, by statute, Certificate of Incorporation or these By-Laws, notice is required to be given to a Stockholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director or Stockholder at a meeting shall constitute a waiver of notice of such meeting, except where a Director or Stockholder attends for the express purpose of objection to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                         ARTICLE 5:  OFFICERS AND AGENTS

     5.01   NUMBER; QUALIFICATION; ELECTION; TERM.

            (A)    The Corporation shall have:

                   (1) A Chief Executive Officer, a President, a Vice President, a Secretary and Treasurer.

                   (2) Such other officers (including a Chairman of the Board and additional Vice Presidents) and assistant officers and agents as the Board of Directors may deem necessary.

            (B) No officer or agent need be a Stockholder, a Director or a resident of Delaware.


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            (C)    Officers shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers may be elected by the Board at any meeting.

            (D) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of the Board of Directors after the next annual meeting of Stockholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

            (E)    Any two or more offices may be held by the same person.

     5.02 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby or by any committee or superior officer upon whom such power may be conferred by the Board. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     5.03 VACANCIES. If the office of the Chief Executive Officer, President, Vice President, Secretary, Treasurer, Assistant Secretary (if any), or Assistant Treasurer (if any) become vacant by reason of death, resignation, removal, or otherwise, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.

     5.04 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are generally ascribed to the respective offices provided in these By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with these By-Laws.

     5.05 COMPENSATION. The compensation of officers and agents shall be fixed from time to time by resolution of the Board of Directors.

     5.06 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer as designated by Board of Directors and may either be the Chairman of the Board or the President, shall in general supervise and control all business and affairs of the Corporation subject to the control of the Board of Directors. The Chief Executive Officer may agree upon and execute any deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     5.07 PRESIDENT. In the absence of the Chief Executive Officer or in the event of his death, inability, or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have the same powers of and be subject to all the restrictions upon the Chief Executive Officer. In general he shall perform all the duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.


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     5.08   SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.  The Senior Vice
President and Chief Financial Officer shall have responsibility for development and administration of the corporation's financial plans and all financial arrangements, its insurance programs, its cash deposits and short term investments, its accounting policies, its federal and state tax returns. Such officer shall also be responsible for the corporation's internal control procedures and for its relationship with the financial community. Such Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chairman or President may from time to time delegate. The Senior Vice President, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President.

     5.09 VICE PRESIDENT. The Vice President's shall perform such duties and have such authority and powers as the Board of Directors may from time to time prescribe or as the Chairman or the President may from time to time delegate.

     5.10   SECRETARY.  The Secretary shall:

            (A) Attend all meetings of the Board of Directors and all meetings of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose.

            (B) Give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors.

            (C) Keep in safe custody the seal of the Corporation (if any) and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an Assistant Secretary.

            (D) Be under the supervision of the Chairman or President and perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

            (E) Keep, or cause to be kept, a share register showing the names of the Stockholders and their addresses, the number, date of issue and class of shares represented by each outstanding share certificate; and the number and date of cancellation of each certificate surrendered for cancellation.

     5.11 ASSISTANT SECRETARY. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chairman or President may from time to time delegate.


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            5.12   TREASURER.  The treasurer shall:

            (A) Have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

            (B) Disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.

            (C) If required by the Board of Directors, give the Corporation a bond in such form, in such sum, and with surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

            (D) Perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman or President may from time to time delegate.

     5.13 ASSISTANT TREASURER. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the Chairman or President may from time to time delegate.

                      ARTICLE 6:  EXECUTION OF INSTRUMENTS

     6.01 EXECUTION OF INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

                    ARTICLE 7:  CERTIFICATES AND STOCKHOLDERS

     7.01 CERTIFICATES. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which Stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares, or a statement that such shares are without par value, and such other matters as may be required by law. Each certificate shall be signed by the Chairman, Vice Chairman,

President or any Vice President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same affect as if such officer, transfer agent or registrar were still such at the date of its issue.

     7.02 ISSUANCE. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been received by the Corporation.

     7.03   PAYMENT FOR SHARES.

            (A) KIND. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

            (B) VALUATION. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

            (C) EFFECT. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

            (D) ALLOCATION OF CONSIDERATION. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

     7.04 SUBSCRIPTIONS. Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payments on subscriptions shall be uniform as to all shares of the same series, as the case may be in case of default in the payment on any installment or call when payment is due as provided by law.

     7.05 LIEN. For any indebtedness of a Stockholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

     7.06 LOST, STOLEN OR DESTROYED CERTIFICATES. Except as may otherwise be agreed upon by the Corporation with any particular holder of shares of any class or series of stock of the Corporation, the Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

            (A) CLAIM. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

            (B) TIMELY REQUEST. Requests for the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

            (C) BOND. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

            (D) OTHER REQUIREMENTS. Satisfies any other reasonable requirements imposed by the Board of Directors.

     When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificates before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

     7.07 REGISTRATION OF TRANSFER. The Corporation shall register the transfer of the certificate for shares presented to it for transfer if:

            (A) ENDORSEMENT. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

            (B) GUARANTY AND EFFECTIVENESS OF SIGNATURE. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsement is effective; and

            (C) ADVERSE CLAIMS. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

            (D) COLLECTION OF TAXES. Any applicable law relating to the collection of taxes has been complied with.

     7.08 REGISTERED OWNER. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a Stockholder.

     7.09 RESTRICTION ON TRANSFER. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof must be copied at length or in summary form on the face, or so copied on the back and referred to on the face, on each certificate representing shares to which the restriction applies.


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

                           ARTICLE 8.  INDEMNIFICATION

     8.01 THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his or her conduct was unlawful.

     8.02 DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suite by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     8.03   DETERMINATION OF INDEMNIFICATION.  Any indemnification under Section
8.01 or 8.02 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.01 or 8.02 hereof. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(iii) by the Stockholders.

     8.04 RIGHT OF INDEMNIFICATION. Notwithstanding the other provisions of this Article 8, to the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.01 or 8.02 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

     8.05 RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE OF APPLICATION; ETC. Except as otherwise provided in the proviso to Section 8.02 hereof:

            (A) Any indemnification under Section 8.01 or 8.02 hereof shall be made no later than 45 days after receipt by the Corporation of the written request of the Director, officer, employee or agent or former Director, officer, employee or agent unless a determination is made within said 45-day period in accordance with Section 8.03 hereof that such person has not met the applicable standard of conduct set forth in Section 8.01 or
     8.02 hereof.

            (B) The right to indemnification under Section 8.01 or 8.02 hereof or advances under Section 8.06 hereof shall be enforceable by the Director, officer, employee or agent or former Director, officer, employee or agent in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the Director, officer, employee or agent or former Director, officer, employee or agent has not met the applicable standard of conduct. The expenses (including attorney's fees and expenses) incurred by the Director, officer, employee or agent or former Director, officer, employee or agent in connection with successfully establishing his right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 8.09 hereof) shall also be indemnified by the Corporation.

            (C) If any person is entitled under any provision of this Article 8 to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he is entitled.

     8.06 ADVANCEMENT OF EXPENSES. Expenses (including attorney's fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within 15 days after request for such advance upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8 or otherwise.

     8.07 INDEMNIFICATION AND ADVANCEMENT OF EXPENSES NOT EXCLUSIVE. The indemnification and advancement of expenses provided by, or granted pursuant to the other Sections of this Article 8 shall not be deemed exclusive of any other rights to which any person


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

seeking indemnification may be entitled under any law, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Article 8 shall be deemed to be provided by a contract between the Corporation and the Director, officer, employee or agent who served in such capacity at any time while these By-Laws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

     8.08 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the applicable provisions of the Delaware General Corporation Law.

     8.09 DEFINITIONS OF CERTAIN TERMS. For purposes of this Article 8, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     For purposes of this Article 8, references to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 8.

     For purposes of this Article 8, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or other enterprise, or on information supplied to him by the officers of the Corporation or other enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or other enterprise or on information or records given or reports made to the Corporation or other enterprise by an independent certified public accountant or by an appraiser or other expert
selected with reasonable care by the Corporation or other enterprise.   The
provisions of this Section 8.09 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.01 or 8.02 hereof, as the case may be.

     8.10 CONTINUATION AND SUCCESSORS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to any person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.



                         ARTICLE 9:  GENERAL PROVISIONS

     9.01   DIVIDENDS AND RESERVES.

            (A) DECLARATION AND PAYMENT. Subject to statute and the Certificate of Incorporation, dividends may be declared by the Board of Directors in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

            (B) RECORD DATE. In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such dividend or other distribution.

            (C) RESERVES. By resolution, the Board of Directors may create such reserve or reserves out of the surplus of the Corporation as the Directors, from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

     9.02 BOOKS AND RECORDS. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of the shares held by each.

     9.03 SEAL. The Corporation seal (if required) shall be in the style and form impressed at the end of these By-Laws.

     9.04 RESIGNATION. Any Director, officer or agent may resign by giving written notice to the Board of Directors, or the Chairman, President, or the Secretary. The resignation shall take effect at the time specified therein, or immediately upon receipt if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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

     9.05 AMENDMENT OF BY-LAWS. These By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

     9.06 RECORD DATE. In order that the Corporation may determine the Stockholders entitled to receive any allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action.

                             ARTICLE 10:  COMMITTEES

     10.01 COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate two
(2) or more of the Directors of the Corporation to constitute a committee or committees for any purpose or purposes, which, to the extent provided in such resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that the designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by the Delaware General Corporation Act. Such committee or committees shall have such name or names and conduct business in such areas and under such rules and regulations as may be determined from time to time by resolution passed by a majority of the whole Board of Directors. Each such committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when required. A majority of the members of any Committee or committees shall constitute a quorum for the transaction of business, and the act of majority of those present at any meeting at which a quorum is present shall be the act of such committee.


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